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                                                                  EXHIBIT 99 (A)

ONEBEACON

A GAAP combined ratio is calculated by adding (i) the ratio of incurred loss and loss adjustment expenses ("LAE") to earned premiums (the "loss and LAE ratio") and (ii) the ratio of commissions, premium taxes and other underwriting expenses recognized under GAAP, including general and administrative expenses, to earned premiums (the "expense ratio").

OneBeacon's trade ratio is a modified statutory combined ratio. A statutory combined ratio is calculated by adding (i) the loss and LAE ratio and (ii) the ratio of commissions, premium taxes and other underwriting expenses recognized under statutory accounting principles, including general and administrative expenses, to written premiums (the "expense ratio"). In calculating OneBeacon's trade ratio, the statutory expense ratio is modified by dividing certain other underwriting expenses not directly associated with producing premiums, including general and administrative expenses, by earned premiums rather than written premiums. OneBeacon believes that the trade ratio is the best measure of the underwriting performance of its business because it links the elements of the expense ratio relating to the cost of producing the business to written premiums and the elements relating to the costs of operating the business to earned premiums.

The GAAP combined ratio primarily differs from the trade ratio in the expense ratio calculation. The differences between the GAAP expense ratio and the trade expense ratio include differences between statutory accounting principles and GAAP. For example, acquisition costs (principally commissions and premium taxes) are expensed when the associated premiums are written for statutory purposes but are deferred and amortized ratably as the associated premiums are earned for GAAP purposes. Additionally, as mentioned above, the GAAP expense ratio measures all expense recognized to earned premiums whereas the trade expense ratio measures acquisition costs to written premiums.

The following tables reconcile OneBeacon's trade ratios to GAAP combined ratios for each respective underwriting sub-segment and in total for the twelve months ended December 31, 2002 and provide a comparative reconciliation of trade ratios to GAAP combined ratios for the twelve months ended December 31, 2001.

                                                                   FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                                                 ----------------------------------------------------------------------------------
                                                  PERSONAL      COMMERCIAL     SPECIALTY     TOTAL CORE    NON-CORE       TOTAL
                                                 ------------ --------------- ------------- ------------- ------------ ------------
Loss and LAE ratio                                    69%           67%           57%          66%             86%          74%

Expense ratio - Trade                                 29%           36%           33%          32%             40%          35%
  Pensions and post-retirement
     benefits (1)                                     (1)%          (1)%          (1)%         (1)%             --          (1)%
  Policyholder dividends (2)                           --           (2)%          --           (1)%             (1)%        (1)%
  Deferred acquisition costs (3)                      (1)%          --            --           --                1%         --
                                                 ------------ --------------- ------------- ------------- ------------ ------------
Expense ratio - GAAP                                  27%           33%           32%          30%             40%          33%

TOTAL TRADE RATIO                                     98%          103%           90%          98%            126%         109%
  Total of trade to GAAP adjustments above            (2)%          (3)%          (1)%         (2)%            --           (2)%
                                                 ------------ --------------- ------------- ------------- ------------ ------------
TOTAL GAAP COMBINED RATIO                             96%          100%           89%          96%            126%         107%
                                                 ============ =============== ============= ============= ============ ============



                                                                   FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                                                 ----------------------------------------------------------------------------------
                                                  PERSONAL      COMMERCIAL     SPECIALTY     TOTAL CORE    NON-CORE       TOTAL
                                                 ------------ --------------- ------------- ------------- ------------ ------------
Loss and LAE ratio                                      84%         92%             64%          85%             90%        88%

Expense ratio - Trade                                   26%         35%             35%          31%             34%        32%
  Pensions and post-retirement
     benefits (1)                                       --          --              --           --              --          1%
  Deferred acquisition costs (3)                        --           1%             --           --               1%         1%
  Non-recurring holding
     company expenses (4)                                1%          1%              1%           1%              1%         1%
                                                 ------------ --------------- ------------- ------------- ------------ ------------
Expense ratio - GAAP                                    27%         37%             36%          32%             36%        35%

TOTAL TRADE RATIO                                      110%        127%             99%         116%            124%       120%
   Total of trade to GAAP adjustments above              1%          2%              1%           1%              2%         3%
                                                 ------------ --------------- ------------- ------------- ------------ ------------
TOTAL GAAP COMBINED RATIO                              111%        129%            100%         117%            126%       123%
                                                 ============ =============== ============= ============= ============ ============

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(1)    On a statutory basis, the expenses related to the establishment of certain pension and post-retirement benefits are not recognized until vested. On a GAAP basis, these expenses are recognized when incurred. In addition, GAAP curtailment gains recorded during the fourth quarter of 2002 relating to OneBeacon's pension and retiree health care plans are not included in the trade ratio, but are included in the GAAP combined ratio.

(2) On a statutory basis, policyholder dividends are expensed when declared. On a GAAP basis, these expenses are accrued when it is more likely than not that they will be paid in the future. The adjustment for policyholder dividends during 2002 represents a reduction in previously accrued policyholder dividends for GAAP purposes.

(3) On a statutory basis, acquisition costs, as described above, are expensed when the associated premiums are written. On a GAAP basis, these expenses are deferred and amortized ratably as the associated premiums are earned.

(4) Represents one-time charges incurred in connection with White Mountains' acquisition of OneBeacon on June 1, 2001, the majority of which are related to severance. These charges are not reflected in the statutory combined ratio as they are recorded in a legal entity that is not part of the combined insurance group which is required to be reported on for statutory purposes.